UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 5, 2014 (February 3, 2014)

MERCK & CO., INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	1-6571 (Commission file number)	22-1918501 (I.R.S. Employer Identification No.)
One Merck Drive, P.O. Box 100, Whitehouse Station, NJ (Address of principal executive offices)	08889 (Zip code)

Registrant’s telephone number, including area code: (908) 423-1000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Resignation of Certain Officers

On February 3, 2014, the Board of Directors (the “Board”) of Merck & Co., Inc. (the “Company”) accepted the resignation of John Canan, Senior Vice President Finance – Global Controller, effective March 1, 2014. Mr. Canan will retire from the Company effective March 1, 2014.

(c)    Appointment of Certain Officers
On February 3, 2014, the Board elected Rita A. Karachun as Senior Vice President Finance – Global Controller of the Company, effective March 1, 2014, making her the Company’s principal accounting officer.
Ms. Karachun, 50 years old, has served as Assistant Controller of the Company since November 2009. Prior to her appointment as Assistant Controller of the Company, Ms. Karachun served as the Assistant Controller of Schering-Plough Corporation since February 2007 and was responsible for preparing financial statements and for the worldwide consolidation of international entities. There are no transactions concerning Ms. Karachun that would be considered related person transactions.
In connection with Ms. Karachun’s appointment as Senior Vice President Finance – Global Controller, effective March 1, 2014, Ms. Karachun will receive compensation in a manner consistent with the Company’s compensation of its Senior Vice Presidents.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2014
Merck & Co., Inc.

By:	/s/ Katie E. Fedosz
	Name:	Katie E. Fedosz
	Title:	Senior Assistant Secretary